Press Release

www.shire.com

Shire begins the year with a strong performance

April 30, 2009 – Shire plc (LSE: SHP, NASDAQ: SHPGY) the global specialty biopharmaceutical company announces results for the three months to March 31, 2009.

Financial Highlights

Q1 2009 (1)
Product sales	$756 million	+ 20%
Product sales (excluding ADDERALL XR)	$460 million	+ 24%
Product sales growth (excluding ADDERALL XR) at constant exchange rates (2)		+32%
Non GAAP operating income	$327 million	+70%
US GAAP operating income	$226 million	+39%
Non GAAP diluted earnings per ADS	$1.28	+73%
US GAAP diluted earnings per ADS	$1.16	+70%
Cash provided by operating activities	$184 million	+180%

(1)	Figures compare Q1 2009 results with the same period in 2008.
(2)	Sales growth at constant exchange rates (“CER”) is calculated after restating Q1 2009 results using Q1 2008 average foreign exchange rates.

Angus Russell, Chief Executive Officer, commented:

“This has been a solid first quarter with the delivery of strong earnings growth, reflecting the continuing development of our business and effective cost control. We have built strong, competitive products that provide cutting edge therapies for our patients, which together with our late stage pipeline, will act as the principal drivers of Shire’s future growth.

We are putting the right level of resources behind our products as evidenced by the recently announced co-promotion agreement for VYVANSE in the US. We are continuing to progress our R&D pipeline and in the second half of the year we are anticipating the launch of INTUNIV and the completion of several Phase 2 and Phase 3 studies. We are committed to expanding our international business for both our Human Genetic Therapies and Specialty Pharmaceuticals products and have made progress during the quarter with the opening of a representative office in Japan and the acquisition of product rights for EQUASYM, providing a European entry point for our Attention Deficit Hyperactivity Disorder portfolio. We also have the flexibility to take advantage of opportunities for further expansion of our business.

We remain confident that our business is well positioned to deliver on our previously stated and unchanged 2009 guidance framework and looking ahead, we also reiterate our aspiration of growing sales in the mid teens range on average between 2009 and 2015.”

First Quarter 2009 Unaudited Results

	Q1 2009						Q1 2008
	US GAAP $M		Adjustments $M		Non GAAP(1) $M		US GAAP $M		Adjustments $M		Non GAAP(1) $M
Revenues	818		-		818		702		-		702
Operating income	226		101		327		163		29		192
Net income	214		23		237		129		11		140
Diluted earnings per ADS	116	c	12	c	128	c	68	c	6	c	74	c

Note: Average exchange rates for Q1 2009 were: $1.44:£1.00 and $1.31:€1.00, (Q1 2008: $1.98:£1.00 and $1.49:€1.00)

(1) The Non GAAP financial measures included above are explained on pages 23 and 24, together with an explanation of why Shire's management believes that these measures are useful to investors.  For a reconciliation of these Non GAAP financial measures to the most directly comparable financial measures prepared in accordance with US GAAP, see pages 21 and 22.

Financial Summary – First Quarter 2009 (see page 6 for Full Financial Results)

•	Product sales were up 20% (up 24% at CER) to $756 million, driven by strong growth in:

•	VYVANSE (up 114% to $117 million);
•	LIALDA/MEZAVANT (up 82% to $49 million); and
•	ELAPRASE (up 16% to $83 million).

•
Non GAAP operating income increased by 70% to $327 million (up 39% to $226 million on a US GAAP basis) with higher revenues supported by lower costs driving improved margins. The lower costs are a result of our increased focus on cost management and the benefit of foreign exchange movements on both R&D and selling, general and administrative costs. Non GAAP operating expenses decreased to 65% of product sales (81% of product sales in Q1 2008) and decreased to 78% of product sales on a US GAAP basis (85% of product sales in Q1 2008).

•	Strong earnings growth with Non GAAP diluted earnings per ADS up 73% to $1.28 and US GAAP diluted earnings per ADS up 70% to $1.16.

•
Cash generated by operating activities increased by 180% to $184 million, supporting our robust balance sheet. Cash and cash equivalents at March 31, 2009 totalled $291 million. Shire has no debt maturing within the next two years, and has a committed facility of $1.2 billion which is currently undrawn.

FIRST QUARTER HIGHLIGHTS

Products

VYVANSE

•
On March 31, 2009 Shire announced a co-promotion agreement with GlaxoSmithKline plc (“GSK”) for VYVANSE® (lisdexatetamine dimesylate) with the aim of improving recognition and treatment of Attention Deficit Hyperactivity Disorder (“ADHD”) in adults. The three year agreement, which commences in May 2009, covers the US and will more than double the reach and frequency of the current sales effort for VYVANSE.

•	By April 17, 2009 VYVANSE had achieved a US ADHD market share of 11.9% based on weekly prescription volumes.

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Acquisition of EQUASYM IR and XL

•
On March 31, 2009 the Company completed the acquisition from UCB S.A (“UCB”) of the worldwide rights (excluding the US, Canada and Barbados) to the currently marketed products EQUASYM® IR and XL (methylphenidate hydrochloride) used for the treatment of ADHD. The Company made a payment of €55 million on completion of the acquisition and small milestone payments may become due in 2009 and 2010 if certain targets are met. This acquisition will broaden the scope of Shire’s ADHD portfolio and will facilitate immediate access to the European ADHD market as well as providing a platform to enter additional world markets.

Launch of FOSRENOL in Japan

•
On March 11, 2009 FOSRENOL® (lanthanum carbonate) was launched in Japan through Shire’s partner Bayer Yakuhin Limited (“Bayer”). Shire will receive a double digit royalty on Bayer’s net sales of FOSRENOL, which will be recorded by Shire as royalty income within revenues.

License agreement for LIALDA in Japan

•	On January 16, 2009 Shire announced that it had entered into a license agreement with Mochida Pharmaceutical Co., Ltd to develop and sell LIALDA® (mesalamine) in Japan.

Termination of LIALDA co-promotion agreement

•	As of March 31, 2009, Shire terminated the agreement with Takeda Pharmaceuticals North America, Inc., successor to TAP Pharmaceutical Products Inc., for the co-promotion of LIALDA in the US.

Pipeline

DAYTRANA – for the treatment of ADHD in children in the EU

•
During March 2009 Shire withdrew the European marketing authorization application (“MAA”) for DAYTRANA® (methylphenidate transdermal system) for the treatment of ADHD. The decision to withdraw the MAA does not impact Shire’s commitment to DAYTRANA in the US where the product has been used as a pediatric treatment for ADHD since 2006.

INTUNIV– for the treatment of ADHD in children and adolescents in the US

•
On January 27, 2009 Shire made a resubmission to the US Food and Drug Administration (“FDA”) of the New Drug Application to support registration of INTUNIVTM (guanfacine extended release) for the treatment of ADHD in children. The Prescription Drug User Fee Act date for INTUNIV is July 26, 2009 and the launch of INTUNIV in the US is anticipated for the fourth quarter of 2009.

SPD550 – for the treatment of celiac disease

•
In study 006, a Phase 2 study of larazotide acetate for treatment of celiac disease, the primary endpoint was not met. An exploratory, predefined analysis of secondary endpoints showed differences of nominal significance favoring larazotide acetate over placebo for anti-TTG antibodies at all three doses tested and for gastrointestinal symptom scales at the 1 mg dose only. The drug was well tolerated. Alba Therapeutics Corporation has a further Phase 2 study ongoing.

HGT-3510 – for the treatment of Pompe Disease

•
In February 2009, the Phase 2 clinical trial for HGT-3510 initiated by Amicus Therapeutics Inc. (“Amicus”) was placed on clinical hold in response to reports of two serious adverse events that were probably related to treatment with HGT-3510. HGT-3510 is being jointly developed by Shire and Amicus, and Shire has rights to HGT-3510 in markets outside the US.

Agreement to terminate development of Women’s Health products

•
As previously disclosed in Shire’s Annual Report on Form 10-K for the year ended December 31, 2008, on February 24, 2009 Shire and Duramed Pharmaceuticals (“Duramed”), a subsidiary of Teva Pharmaceutical Industries Ltd (“Teva”), amended the license and development agreement for the Women’s Health products, following which Shire returned its rights under the agreement effective February 24, 2009 and the agreement will terminate on December 31, 2009. Shire has recorded a charge of $65 million in Q1 2009 to reflect the cash payment made in Q1 2009 and

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other termination related costs. At December 31, 2008 Shire’s maximum future reimbursement for Duramed incurred development expenses was $96 million.

Business

Disposal of investment in Virochem Pharma Inc. (“Virochem”)

•
On March 12, 2009 the Company completed the disposal of its minority equity investment in Virochem to Vertex Pharmaceuticals Inc., (“Vertex”) in a cash and stock transaction. Shire received total consideration of $19 million in cash and two million Vertex shares from the disposal, recognizing a gain of $55 million in Q1 2009. A further gain of up to $8 million may be recognized in 2010 pending the release from escrow of cash and stock consideration held as collateral for warranties made on disposal.

Owings Mills

•
After a comprehensive evaluation of its operations and strategic focus, Shire has decided to phase out operations at its Specialty Pharmaceuticals manufacturing facility at Owings Mills, Maryland.  Over the next three years, all products currently manufactured by Shire at this site will transition to DSM Pharmaceutical Products, and operations and employee numbers at the site will wind down over this period. The cash costs that will be incurred as part of this re-organization are estimated to be $30 million, of which up to $15 million will be accounted for in 2009.

2009 Outlook

On April 2, 2009 Teva announced that it had commenced commercial shipment of its generic version of ADDERALL XR® (mixed salts of single amphetamine). As anticipated and reflected in our 2009 guidance framework, sales of ADDERALL XR will decrease significantly due to generic competition.

We are reiterating our previously announced guidance framework for Non GAAP diluted earnings per ADS for 2009, which remains unchanged from that provided in our third quarter 2008 earnings release. At that time, and in our fourth quarter 2008 earnings release, we provided details of the effect of changes in foreign exchange rates on the earnings guidance. Specifically, our plans for 2009, supporting Non GAAP diluted earnings per ADS for 2009 in the range of $3.00 to $3.40, were based on average actual foreign exchange rates (€1:$1.52, £1:$1.95) for the ten months to October 2008.

We identified that each 10c movement in the €:$ and £:$ exchange rates impacts Shire’s Non GAAP diluted earnings per ADS by $0.10 and $0.01 respectively. Based on the following exchange rate scenarios, which are not forecasts, the impact on our base guidance would be:

	Euro fx rate	£ fx rate	Non GAAP diluted earnings per ADS range (1)
Base guidance	$1.52	$1.95	$3.00 to $3.40
At average January 2009 exchange rates	$1.33	$1.45	$2.76 to $3.16
At average March 2009 exchange rates	$1.30	$1.42	$2.73 to $3.13

(1) Our guidance framework for Non GAAP diluted earnings per ADS is not prepared in accordance with US GAAP.  Non GAAP diluted earnings per ADS excludes the effect of certain cash and non-cash items, both recurring and non-recurring, that Shire’s management believes are not related to the core performance of Shire’s business.  A list of these items can be found on pages 23 and 24.

New Product Launches

Subject to obtaining the relevant regulatory/governmental approvals, product launches planned over the next two years include:

•	MEZAVANT® (mesalamine) for the treatment of ulcerative colitis in certain EU countries during 2009;

•	FIRAZYR® (icatibant) for the symptomatic treatment of acute attacks of herediatary angioedema (“HAE”) in certain European and Latin American countries during 2009;

•	INTUNIV for the treatment of ADHD in children and adolescents in the US in the fourth quarter of 2009;

•	DAYTRANA for the treatment of ADHD in adolescents in the US in 2010;

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•	Velaglucerase Alfa for the treatment of Gaucher disease in the US and the EU in 2010; and

•	VYVANSE for the treatment of ADHD, in ex-US and ex-EU regions starting in 2010, and in the EU in 2011.

Additional Information

The following additional information is included in this press release:

For further information please contact:

Investor Relations	Cléa Rosenfeld (Rest of the World)	+44 1256 894 160
	Eric Rojas (North America)	+1 617 551 9715
Media	Jessica Mann (Rest of the World)	+44 1256 894 280
	Matthew Cabrey (North America)	+1 484 595 8248

Dial in details for the live conference call for investors 14:30 BST/09:30 EDT on April 30, 2009:

UK dial in: 0808 100 5150

US dial in: 1 866 804 8688 or 1 718 354 1175

International dial in: +44 (0) 1296 480 100

Password/Conf ID:  228 831

Webcast: http://www.shire.com/shire/InvestorRelations/index.jsp?tn=2

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OVERVIEW OF US GAAP FINANCIAL RESULTS

1.           Introduction

Summary of Q1 2009

Revenues from continuing operations for the three months to March 31, 2009 increased by 16% to $817.8 million (2008: $702.2 million).

Non GAAP operating income for the three months to March 31, 2009 increased by 70% to $326.9 million (2008: $191.8 million), with the increase of $135.1 million resulting from higher product sales and improved operating cost ratios in 2009 over the same period in 2008. Non GAAP operating expenses reduced by 16 percentage points to 65% of product sales during Q1 2009 (2008: 81% of product sales), due to the increased focus on cost management, and the benefit of foreign exchange movements on both R&D and SG&A costs.

US GAAP operating income from continuing operations for the three months to March 31, 2009 increased by 39% to $225.8 million (2008: $163.0 million). US GAAP operating income from continuing operations for Q1 2009 includes a charge of $65.0 million on reaching agreement with Duramed to terminate development of the Women’s Health products. US GAAP operating expenses reduced by seven percentage points to 78% of product sales in Q1 2009 (85% of product sales in Q1 2008) due to the increased focus on cost management and the benefit of foreign exchange movements.

Cash inflow from operating activities for the three months to March 31, 2009 increased by 180% to $184.1 million (2008: $65.7 million) an increase of $118.4 million. The higher operating cash flow in 2009 compared to 2008 is due to increased revenues and the cash flow benefit of the focus on cost management in Q1 2009.

Cash, cash equivalents and restricted cash at March 31, 2009 totaled $327.2 million (December 31, 2008: $247.4 million), an increase of $79.8 million. Strong cash inflows from operating activities and cash received on the disposal of Shire’s minority interest in Virochem have been partially offset by cash outflows from the acquisition of EQUASYM from UCB ($72.8 million) and investment in property, plant and equipment at the new HGT campus at Lexington, Massachusetts.

2.           Product sales

For the three months to March 31, 2009 product sales increased by 20% to $756.0 million (2008: $631.7 million) and represented 92% of total revenues (2008: 90%).

Product Highlights

Product	Sales $M	Sales Growth(2)	CER Growth(3)	US Rx Growth (1)	US Average Market Share(1)
Specialty Pharmaceuticals
ADDERALL XR	295.8	13%	14%	-5%	20.9%
VYVANSE	116.6	114%	114%	102%	11.5%
DAYTRANA	19.9	-2%	-2%	-13%	1.6%
LIALDA / MEZAVANT	49.4	82%	84%	66%	14.8%
PENTASA	51.2	16%	16%	-2%	16.3%
FOSRENOL	39.8	10%	20%	-2%	7.8%
XAGRID	20.1	7%	32%	n/a	n/a

Human Genetic Therapies
ELAPRASE	82.8	16%	26%	n/a (4)	n/a (4)
REPLAGAL	40.2	-5%	6%	n/a (5)	n/a (5)
FIRAZYR	0.5	-	-	n/a (5)	n/a (5)

(1)
Product specific prescription data is provided by IMS Health (“IMS”) National Prescription Audit, a leading global provider of business intelligence for the pharmaceutical and healthcare industries.  All other US market share data stated in the text below is also provided by IMS.

(2)	Compared to Q1 2008.
(3)	CER growth is calculated after restating Q1 2009 results using Q1 2008 average foreign exchange rates.
(4)	IMS Data not available.
(5)	Not sold in US.

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Specialty Pharmaceuticals

US ADHD market share

The continued growth in market share of VYVANSE helped Shire grow its average share of the US ADHD market for the three months to March 31, 2009 to 34.0% compared to 31.8% in the same period in 2008. Shire has the leading portfolio of products in the US ADHD market.

ADDERALL XR – ADHD

Sales of ADDERALL XR for the three months to March 31, 2009 were $295.8 million, an increase of 13% compared to the same period in 2008 (2008: $261.5 million). Product sales grew due to price increases, which offset the negative impact of significantly higher sales deductions in Q1 2009, declining US prescriptions (down 5% compared to Q1 2008), and wholesaler de-stocking.

The increase in sales deductions in Q1 2009 to 37% of gross sales (2008: 24%) results from two factors: (i) a higher Medicaid rebate reserve on wholesale and retail pipeline inventory, as a consequence of shipment of authorized generic ADDERALL XR to Teva in April 2009 and the impact of including these shipments in the Medicaid rebate calculation pursuant to the Deficit Reduction Act of 2005; and (ii) a reserve on pipeline inventory for larger rebates offered to managed care organizations from April 1, 2009.

On April 2, 2009 Teva announced that it had commenced commercial shipment of its generic version of ADDERALL XR. As anticipated and reflected in our 2009 guidance framework, sales of ADDERALL XR will decrease significantly due to generic competition.

VYVANSE – ADHD

Sales of VYVANSE for the three months to March 31, 2009 increased by 114% to $116.6 million (2008: $54.4 million), with VYVANSE’s average share of the US ADHD market for Q1 2009 increasing to 11.5% (2008: 6.1%). US prescriptions of VYVANSE increased by 102% in Q1 2009 over the same period in 2008, due to the increase in average share and 8% growth in the US ADHD market.

On February 24, 2009 Actavis Elizabeth LLC (“Actavis”) brought a lawsuit against the FDA seeking to overturn the FDA's decision granting new chemical entity exclusivity to VYVANSE. Shire believes the FDA's decision was correct. VYVANSE has new chemical entity exclusivity through February 23, 2012 and patents listed in the Orange Book which expire on June 29, 2023. The suit brought by Actavis has been stayed and the FDA has opened a public docket to enable the public to register comments on the legal and regulatory issues raised by Actavis.

DAYTRANA – ADHD

Product sales of DAYTRANA for the three months to March 31, 2009 decreased by 2% to $19.9 million (2008: $20.3 million). Prescriptions reduced by 13% compared to 2008 due to a reduction in DAYTRANA’s average share of the US ADHD market from 2.0% in Q1 2008 to 1.6% in Q1 2009. This decline in average share was partially offset by an 8% growth in the US ADHD market. Despite a 13% decrease in prescriptions sales of DAYTRANA only declined by 2% primarily due to price increases.

US oral mesalamine market share

Driven by the growth of LIALDA since its launch in March 2007, Shire’s average market share of the US oral mesalamine market rose to 31.1% for the three months to March 31, 2009 (2008: 26.1%).

LIALDA/MEZAVANT – Ulcerative colitis

Product sales of LIALDA/MEZAVANT for the three months to March 31, 2009 increased by 82% to $49.4 million (2008: $27.2 million). US prescriptions increased by 66%, due to an increase in LIALDA’s average share of the US oral mesalamine market to 14.8% (2008: 9.1%) and underlying growth in the US oral mesalamine market of 2%.

By March 31, 2009 MEZAVANT was available in six countries outside the US, and further launches are planned in other countries throughout 2009, subject to the successful conclusion of pricing and reimbursement negotiations.

PENTASA – Ulcerative colitis

Sales of PENTASA for the three months to March 31, 2009 were $51.2 million, an increase of 16% compared to the same period in 2008 (2008: $44.2 million). Sales grew despite a 2% decrease in prescriptions primarily due to the impact of price increases.

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FOSRENOL – Hyperphosphatemia

Product sales of FOSRENOL for the three months to March 31, 2009 were up 10% to $39.8 million (2008 $36.2 million). On a CER basis sales were up 20%. In markets outside the US FOSRENOL sales increased as the product entered new countries, and continued to grow in countries entered in the last two years. FOSRENOL’s average share of the US phosphate binder market decreased to 7.8% (2008: 8.2%) and despite a 2% decrease in prescriptions product sales increased, primarily due to price increases.

During March and April, 2009 Shire filed lawsuits in the US District Court of the Southern District of New York against Barr Laboratories, Inc. (“Barr”), Mylan Inc., Mylan Pharmaceuticals Inc. and Matrix Laboratories Inc. (collectively “Mylan”) and Natco Pharma Limited (“Natco”) for infringement of certain of Shire’s FOSRENOL patents. The lawsuits were filed in response to Abbreviated New Drug Applications (“ANDAs”) filed by Barr, Mylan and Natco seeking FDA approval to market and sell generic versions of Shire’s 500 mg, 750 mg, and 1 g FOSRENOL products.

XAGRID – Thrombocythemia

Sales for the three months to March 31, 2009 were $20.1 million, an increase of 7% compared to the same period in 2008 (2008: $18.7 million). On a CER basis sales increased by 32% (XAGRIDTM (anagrelide hydrochloride) is primarily sold in Euros and Pounds Sterling).

Human Genetic Therapies

ELAPRASE – Hunter syndrome

Sales for the three months to March 31, 2009 were $82.8 million, an increase of 16% compared to the same period in 2008 (2008: $71.5 million). Expressed on a CER basis sales increased by 26% (ELAPRASE® (idursulfase) is primarily sold in US dollars and Euros). The sales growth was driven by increased unit sales in Europe, North America, and Latin America.

REPLAGAL – Fabry disease

Product sales for the three months to March 31, 2009 were $40.2 million, a decrease of 5% compared to the same period in 2008 (2008: $42.5 million). Expressed on a CER basis sales increased by 6% (REPLAGAL® (agalsidase alfa) is primarily sold in Euros and Pounds Sterling). The sales growth on a CER basis was primarily driven by increased unit sales in Europe and Asia.

FIRAZYR - HAE

Sales for the three months to March 31, 2009 were $0.5 million (2008: $ nil). The launch of FIRAZYR in Europe continued with Q1 launches in Spain, Greece, and Denmark and will continue across Europe through 2009, as reimbursement and formulary listings (often required at local hospital level) are concluded in each country. Feedback from physicians and patients has been very positive. FIRAZYR is the first new product for HAE in Europe in 30 years and has orphan exclusively in the EU until 2018.

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3.	Royalties

Royalty revenue decreased by 22% to $50.6 million for the three months to March 31, 2009 (2008: $65.1 million).  The following table provides an analysis of Shire’s royalty income:

Royalty Highlights

Product	Royalties to Shire $M	Year on year change(1) %
3TC	29.8	-20%
ZEFFIX	9.0	-13%
Other	11.8	-32%
Total	50.6	-22%

(1)	Compared with Q1 2008.

3TC – HIV infection and AIDS

Royalties from sales of 3TC for the three months to March 31, 2009 were $29.8 million, a decrease of 20% compared to the same period in 2008 (2008: $37.3 million). Shire receives royalties from GSK on worldwide 3TC sales, and GSK’s sales of 3TC inclusive products declined by 7% on a CER basis mainly due to competition from other HIV treatments.  The balance of the decline in Shire’s royalty revenue is predominantly due to unfavourable exchange rate movements.

ZEFFIX – Chronic hepatitis B infection

Royalties from sales of ZEFFIX for the three months to March 31, 2009 were $9.0 million, a decrease of 13% compared to the same period in 2008 (2008: $10.4 million). Shire receives royalties from GSK on worldwide ZEFFIX sales, and GSK’s sales of Zeffix declined 13% on a CER basis, due to increased competition from other hepatitis B treatments.

OTHER

Other royalties were primarily received for REMINYL and REMINYL XL (known as RAZADYNE and RAZADYNE ER in the US), for the symptomatic treatment of mild to moderately severe dementia of the Alzheimer’s type.  The range of products is marketed worldwide (excluding the UK and the Republic of Ireland where Shire has exclusive marketing rights) by Janssen Pharmaceutical N.V., an affiliate of Johnson & Johnson (“J&J”).

Sales of the REMINYL/RAZADYNE range continue to grow in most countries, however the entry of generic versions of RAZADYNE and RAZADYNE ER into the US market in Q3 2008 has significantly decreased sales in that region.

Information on the RAZADYNE and RAZADYNE ER patent litigation (which is ongoing) can be found in our filings with the Securities Exchange Commission (“SEC”) in our Annual Report on Form 10-K for the year to December 31, 2008.

4.         Financial details

Cost of product sales

	2009 $m	% of product sales	2008 $m	% of product sales
Cost of product sales (US GAAP)	83.6	11%	90.3	14%
Depreciation	(3.6)		(2.6)
Cost of product sales (Non GAAP)	80.0	11%	87.7	14%

Cost of product sales as a percentage of product sales has decreased by 3 percentage points (from 14% to 11%) compared to 2008 due to favorable product mix and the impact of price increases on Shire’s product sales.

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Research and development (“R&D”)

	2009 $m	% of product sales	2008 $m	% of product sales
R&D (US GAAP)	185.9	25%	111.8	18%
Women’s Health exit costs	(65.0)		-
Depreciation	(4.0)		(2.9)
R&D (Non GAAP)	116.9	15%	108.9	17%

R&D costs in the three months to March 31, 2009 included a charge of $65.0 million (9% of product sales) following the agreement with Duramed to terminate development of Women’s Health products. Non GAAP R&D as a percentage of product sales decreased by two percentage points in 2009 compared to 2008 (from 17% to 15%) with increased investment in R&D programs compared to last year offset by the benefits of foreign exchange movements.

Selling, general and administrative (“SG&A”)

	2009 $m	% of product sales	2008 $m	% of product sales
SG&A (US GAAP)	318.9	42%	344.7	55%
Intangible asset amortization	(32.5)		(30.8)
Depreciation	(14.8)		(10.7)
New holding company costs	-		(5.6)
SG&A (Non GAAP)	271.6	36%	297.6	47%

SG&A decreased in absolute terms and as a percentage of product sales with increased focus on cost management, favorable foreign exchange rates and higher product sales in 2009 over 2008 all benefitting SG&A ratios on both a US GAAP and Non GAAP basis.

Reorganization Costs

For the three months to March 31, 2009 Shire recorded reorganization costs of $2.2 million (2008: $nil) related to the impairment of property, plant and equipment following the decision to phase out manufacturing at Shire’s Owings Mills facility.

Integration and acquisition costs

For the three months to March 31, 2009 Shire recorded integration and acquisition costs of $1.4 million relating to the integration of Jerini and professional fees incurred on the acquisition of EQUASYM (2008: $nil).

Interest income

For the three months to March 31, 2009 Shire received interest income of $0.6 million (2008: $12.7 million).  Interest income primarily relates to interest received on cash and cash equivalents.  Interest income for the three months to March 31, 2009 is lower than the same period in 2008 due to lower average cash and cash equivalent balances and significantly lower interest rates in 2009 compared to 2008.

Interest expense

For the three months to March 31, 2009 the Company incurred interest expense of $11.0 million (2008: $17.3 million).   The higher expense in 2008 was primarily due to the accrual of interest in respect of the Transkaryotic Therapies, Inc. (“TKT”) appraisal rights litigation. This litigation was settled in November in 2008.

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Other income, net

	2009	2008
	$m	$m
Other income, net (US GAAP)	50.3	12.7
Gains on sale of investments	(55.2)	(9.4)
Other (expense)/ income, net (Non GAAP)	(4.9)	3.3

For the three months to March 31, 2009, other income, net includes a gain of $55.2 million arising on the disposal of Shire’s cost investment in Virochem. In the three months to March 31, 2008 other income, net included a $9.4 million gain on the sale of a minority equity investment in Questor Pharmaceuticals, Inc.

Taxation

The effective rate of tax for the three months to March 31, 2009 was 19% (2008: 26%). Excluding the tax effect of items excluded from Non GAAP income as outlined on pages 21-22, the effective tax rate on Non GAAP income is 24% (2008: 28%).

The Non GAAP effective tax rate for the three months to March 31, 2009 is lower than the same period in 2008 due to favourable changes in profit mix, the inclusion of the US R&D tax credit that was extended on October 3, 2008 and a reduction in valuation allowances in relation to loss carry forward amounts.

Equity in (losses)/ earnings of equity method investees

Net losses of equity method investees of $0.1 million were recorded for the three months to March 31, 2009 (2008: $1.6 million profit). This comprised earnings of $1.0 million from the 50% share of the anti-viral commercialization partnership with GSK in Canada (2008: $1.3 million) and losses of $1.1 million, being the Company’s share of losses in the GeneChem, AgeChem and EGS Funds (2008: $0.3 million).

Discontinued Operations

The loss from discontinued operations for the three months to March 31, 2009 of $2.6 million (2008: $nil) relate to those Jerini businesses that met the criteria for held-for-sale and discontinued operations, which Jerini announced in October 2008 that it intended to divest.

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FINANCIAL INFORMATION

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Unaudited US GAAP results for the three months to March 31, 2009
Consolidated Balance Sheets

	March 31, 2009 $M	December 31, 2008 $M
ASSETS
Current assets:
Cash and cash equivalents	291.1	218.2
Restricted cash	36.1	29.2
Accounts receivable, net	551.8	395.0
Inventories	164.9	154.5
Assets held-for-sale	15.9	16.6
Deferred tax asset	86.9	89.5
Prepaid expenses and other current assets	153.8	141.4

Total current assets	1,300.5	1,044.4

Non-current assets:
Investments	73.8	42.9
Property, plant and equipment, net	559.4	534.2
Goodwill	355.7	350.8
Other intangible assets, net	1,852.5	1,824.9
Deferred tax asset	131.5	118.1
Other non-current assets	14.2	18.4

Total assets	4,287.6	3,933.7

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	829.7	708.6
Deferred tax liability	57.6	10.9
Other current liabilities	70.7	104.3

Total current liabilities	958.0	823.8

Non-current liabilities:
Convertible bonds	1,100.0	1,100.0
Other long term debt	51.4	43.1
Deferred tax liability	371.9	377.0
Other non-current liabilities	263.8	291.3

Total liabilities	2,745.1	2,635.2

13

Unaudited US GAAP results for the three months to March 31, 2009
Consolidated Balance Sheets (continued)

	March 31, 2009 $M	December 31, 2008 $M
Shareholders’ equity:
Common stock of 5p par value; 1,000 million shares authorized; and 560.3 million shares issued and outstanding (2008: 1,000 million shares authorized; and 560.2 million shares issued and outstanding)	55.5	55.5
Treasury stock : 20.6 million shares (2008: 20.7 million)	(396.4)	(397.2)
Additional paid-in capital	2,610.5	2,594.6
Accumulated other comprehensive income	111.4	97.0
Accumulated deficit	(838.9)	(1,051.7)

Total Shire plc shareholders’ equity	1,542.1	1,298.2
Noncontrolling interest in subsidiaries	0.4	0.3

Total equity	1,542.5	1,298.5

Total liabilities and equity	4,287.6	3,933.7

14

Unaudited US GAAP results for the three months to March 31, 2009
Consolidated Statements of Income

3 months to March 31,	2009 $M	2008 $M
Revenues:
Product sales	756.0	631.7
Royalties	50.6	65.1
Other revenues	11.2	5.4

Total revenues	817.8	702.2

Costs and expenses:
Cost of product sales (1)	83.6	90.3
Research and development(2)	185.9	111.8
Selling, general and administrative (1) (2)	318.9	344.7
Gain on sale of product rights	-	(7.6)
Reorganization costs	2.2	-
Integration and acquisition costs	1.4	-

Total operating expenses	592.0	539.2

Operating income	225.8	163.0

Interest income	0.6	12.7
Interest expense	(11.0)	(17.3)
Other income, net	50.3	12.7

Total other income, net	39.9	8.1

Income from continuing operations before income taxes and equity in (losses)/earnings of equity method investees	265.7	171.1
Income taxes	(49.5)	(44.1)

Equity in (losses)/earnings of equity method investees, net of taxes	(0.1)	1.6

Income from continuing operations, net of tax	216.1	128.6

Loss from discontinued operations (net of income tax expense of $nil and $nil respectively)	(2.6)	-

Net income	213.5	128.6

Add: Net loss attributable to noncontrolling interest in subsidiaries	0.1	-

Net income attributable to Shire plc	213.6	128.6

(1) Cost of product sales includes amortization of intangible assets relating to favorable manufacturing contracts of $0.4 million for the three months to March 31, 2009 (2008 $0.4 million). Selling, general and administrative costs include amortization of intangible assets relating to intellectual property rights acquired of $32.5 million for the three months to March 31, 2009 (2008: $30.8 million).

(2)  Depreciation of $2.9 million has been reclassified from Selling, general and administrative to Research and development costs, and $10.2 million of promotional costs have been reclassified from Research and development to Selling, general and administrative costs for the three months to March 31, 2008.

15

Unaudited US GAAP results for the three months to March 31, 2009
Consolidated Statements of Income (continued)

3 months to March 31,	2009		2008
Earnings per ordinary share - basic
Earnings from continuing operations	40.1c		23.6c
Loss from discontinued operations	(0.5c	)	-
Earnings per ordinary share - basic	39.6	c	23.6c

Earnings per ADS - basic	118.8c		70.8c

Earnings per ordinary share – diluted
Earnings from continuing operations	38.9c		22.7c
Loss from discontinued operations	(0.4c	)	-
Earnings per ordinary share - diluted	38.5c		22.7c

Earnings per ADS - diluted	115.5c		68.1c

Weighted average number of shares:
Basic	539.2		545.1
Diluted	577.2		581.5

16

Unaudited US GAAP results for the three months to March 31, 2009
Consolidated Statements of Cash Flows

	3 months to March 31, 2009 $’M	3 months to March 31, 2008 $’M
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income attributable to Shire plc	213.6	128.6
Adjustments to reconcile net income attributable to Shire plc to net cash provided by operating activities:
Loss from discontinued operations	2.6	-
Depreciation and amortization	55.3	47.4
Amortization of deferred financing charges	1.3	1.3
Interest on building financing obligation	0.5	1.2
Share-based compensation	15.8	16.3
Impairment of property, plant and equipment	2.2	-
Gain on sale of long-term assets	(0.7)	-
Gain on sale of long-term investments	(55.2)	(9.4)
Gain on sale of product rights	-	(7.6)
Movement in deferred taxes	33.7	33.8
Equity in losses/(earnings) of equity method investees	0.1	(1.6)
Noncontrolling interest in subsidiaries	(0.1)	-
Change in operating assets and liabilities
Increase in accounts receivable	(151.0)	(50.4)
Increase in sales deduction accrual	121.9	7.9
Increase in inventory	(9.5)	(9.1)
(Increase)/decrease in prepayments and other current assets	(12.3)	20.5
Decrease in other assets	3.4	0.3
Decrease in accounts and notes payable and other liabilities	(37.6)	(117.1)
(Decrease)/increase in deferred revenue	(2.2)	3.6
Returns on investment from joint venture	4.9	-
Cash flow used in discontinued operations	(2.6)	-

Net cash provided by operating activities (A)	184.1	65.7

CASH FLOWS FROM INVESTING ACTIVITIES
Movement in restricted cash	(6.9)	5.0
Purchases of subsidiary undertakings and businesses, net of cash acquired	(74.1)	-
Purchase of long-term investments	-	(1.0)
Purchase of property, plant and equipment	(42.0)	(27.8)
Purchase of intangible assets	(6.0)	-
Proceeds from sale of long-term investments	19.2	10.3
Proceeds from disposal of property, plant and equipment	0.4	0.1
Proceeds/deposits received from sale of product rights	-	5.0
Returns of equity investments	0.2	-

Net cash used in investing activities (B)	(109.2)	(8.4)

17

Unaudited US GAAP results for the three months to March 31, 2009
Consolidated Statements of Cash Flows (continued)

	3 months to March 31, 2009 $’M	3 months to March 31, 2008 $’M
CASH FLOWS FROM FINANCING ACTIVITIES:
Payment under building financing obligations	(0.7)	(0.2)
Proceeds from exercise of options	0.1	0.3
Payments to acquire shares by Employee Share Ownership Trust (“ESOT”)	-	(33.1)

Net cash used in financing activities (C)	(0.6)	(33.0)

Effect of foreign exchange rate changes on cash and cash equivalents (D)	(1.4)	3.8

Net increase in cash and cash equivalents (A+B+C+D)	72.9	28.1
Cash and cash equivalents at beginning of period	218.2	762.5

Cash and cash equivalents at end of period	291.1	790.6

18

Unaudited US GAAP results for the three months to March 31, 2009
Selected Notes to the US GAAP Financial Statements

(1)  Earnings per share

3 months to March 31,	2009 $M	2008 $M
Income from continuing operations	216.1	128.6
Loss from discontinued operations	(2.6)	-
Noncontrolling interest in subsidiaries	0.1	-

Numerator for basic EPS	213.6	128.6
Interest on convertible bonds, net of tax(1)	8.4	3.4

Numerator for diluted EPS	222.0	132.0

Weighted average number of shares:
	Millions	Millions
Basic (2)	539.2	545.1
Effect of dilutive shares:
Stock options(3)	5.3	3.7
Convertible bonds 2.75% due 2014(4)	32.7	32.7

Diluted	577.2	581.5

(1) Following substitution of the convertible bond to Shire plc in 2008, the Company no longer receives a tax deduction on its convertible bond interest, and the interest add back for 2009 represents gross interest expense. The Company expects the full year add-back to be approximately $34 million.
(2) Excludes shares purchased by the ESOT and presented by the Company as treasury stock.
(3) Calculated using the treasury stock method.
(4) Calculated using the ”if-converted” method.

The share equivalents not included in the above calculation of the diluted weighted average number of shares are shown below:

3 months to March 31,	2009	2008
	No. of shares Millions(1)	No. of shares Millions(1)
Stock options out of the money	16.6	12.4

(1) For the three month periods ended March 31, 2009 and 2008, certain stock options have been excluded from the calculation of diluted EPS because their exercise prices exceeded Shire plc’s average share price during the calculation period.

19

Unaudited US GAAP results for the three months to March 31, 2009
Selected Notes to the US GAAP Financial Statements (continued)

(2) Analysis of revenues

3 months to March 31,	2009	2008	2009	2009
			%	% of total
	$M	$M	Change	Revenue
Net product sales:
Specialty Pharmaceuticals ("Specialty")
ADHD
ADDERALL XR	295.8	261.5	13%	36%
VYVANSE	116.6	54.4	114%	14%
DAYTRANA	19.9	20.3	-2%	2%
	432.3	336.2	29%	52%
GI
PENTASA	51.2	44.2	16%	6%
LIALDA / MEZAVANT	49.4	27.2	82%	6%
	100.6	71.4	41%	12%
General products
FOSRENOL	39.8	36.2	10%	5%
CALCICHEW	9.6	13.6	-29%	1%
CARBATROL	18.1	17.9	1%	2%
REMINYL/REMINYL XL	7.4	8.3	-11%	1%
XAGRID	20.1	18.7	7%	2%
	95.0	94.7	-	11%

Other product sales	4.6	15.4	-70%	2%
Total Specialty product sales	632.5	517.7	22%	77%
Human Genetic Therapies ("HGT")
ELAPRASE	82.8	71.5	16%	10%
REPLAGAL	40.2	42.5	-5%	5%
FIRAZYR	0.5	-	-	-
Total HGT product sales	123.5	114.0	8%	15%
Total product sales	756.0	631.7	20%	92%

Royalty income:
3TC	29.8	37.3	-20%	4%
ZEFFIX	9.0	10.4	-13%	1%
Other	11.8	17.4	-32%	2%
Total	50.6	65.1	-22%	7%
Other income	11.2	5.4	107%	1%
Total Revenue	817.8	702.2	16%	100%

20

Unaudited results for the three months to March 31, 2009
Non GAAP reconciliation

3 months to,	US GAAP		Adjustments						Non GAAP
	March 31, 2009		Amortization & asset impairments		Acquisitions & integration activities		Divestments, re-organizations & discontinued operations	Reclassify depreciation	March 31, 2009
			(a)		(b)		(c)	(d)
	$M		$M		$M		$M	$M	$M

Total revenues	817.8		-		-		-	-	817.8

Costs and expenses:
Cost of product sales	83.6		-		-		-	(3.6)	80.0
Research and development	185.9		-		-		(65.0)	(4.0)	116.9
Selling, general and administrative	318.9		(32.5)		-		-	(14.8)	271.6
Reorganization costs	2.2		-		-		(2.2)	-	-
Integration and acquisition costs	1.4		-		(1.4)		-	-	-
Depreciation	-		-		-		-	22.4	22.4
Total operating expenses	592.0		(32.5)		(1.4)		(67.2)	-	490.9

Operating income	225.8		32.5		1.4		67.2	-	326.9

Interest income	0.6		-		-		-	-	0.6
Interest expense	(11.0)		-		-		-	-	(11.0)
Other income /(expenses), net	50.3		-		-		(55.2)	-	(4.9)
Total other income/(expenses), net	39.9		-		-		(55.2)	-	(15.3)

Income from continuing operations before income taxes and equity in losses of equity method investees	265.7		32.5		1.4		12.0	-	311.6
Income taxes	(49.5)		(9.9)		(0.2)		(15.2)	-	(74.8)
Equity in losses of equity method investees, net of tax	(0.1)		-		-		-	-	(0.1)

Income from continuing operations, net of tax	216.1		22.6		1.2		(3.2)	-	236.7
Loss from discontinued operations	(2.6)		-		-		2.6	-	-
Net income	213.5		22.6		1.2		(0.6)	-	236.7
Net loss attributable to non controlling interest in subsidiaries	0.1		-		-		-	-	0.1
Net income attributable to Shire plc	213.6		22.6		1.2		(0.6)	-	236.8

Impact of convertible debt	8.4		-		-		-	-	8.4
Numerator for diluted EPS	222.0		22.6		1.2		(0.6)	-	245.2

Weighted average number of shares (millions) – diluted	577.2		-		-		-		577.2
Diluted earnings per ADS	115.5	c	11.7	c	0.6	c	(0.3c )		127.5	c

The following items are included in Adjustments:
a)	Amortization and asset impairments: Amortization of intangible assets relating to intellectual property rights acquired ($32.5 million) and tax effect of adjustment;
b)	Acquisitions and Integration activities Costs associated with the integration and acquisition of Jerini AG and EQUASYM from UCB ($1.4 million) and tax effect of adjustments;
c)
Divestments, Re-organizations and Discontinued Operations: Costs associated with agreement to terminate development of  Women’s Health products with Duramed ($65.0 million); reorganization costs for the transition of manufacturing from Owings Mills ($2.2 million); gain on disposal of the investment in Virochem ($55.2 million); discontinued operations in respect of Jerini businesses held for sale ($2.6 million); and tax effect of adjustments; and

d)	Depreciation: Depreciation of $22.4 million included in Cost of Product Sales, R&D costs and SG&A costs for US GAAP separately disclosed for the presentation of Non GAAP earnings.

21

Unaudited results for the three months to March 31, 2008
Non GAAP reconciliation

3 months to,	US GAAP		Adjustments				Non GAAP
	March 31, 2008		Amortization & asset impairments		Divestments, re-organizations & discontinued operations	Reclassify depreciation	March 31, 2008
			(a)		(b)	(c)
	$M		$M		$M	$M	$M

Total revenues	702.2		-		-	-	702.2

Costs and expenses:
Cost of product sales	90.3		-		-	(2.6)	87.7
Research and development (1)	111.8		-		-	(2.9)	108.9
Selling, general and administrative(1)	344.7		(30.8)		(5.6)	(10.7)	297.6
Gain on sale of product rights	(7.6)		-		7.6	-	-
Depreciation	-		-		-	16.2	16.2
Total operating expenses	539.2		(30.8)		2.0	-	510.4

Operating income	163.0		30.8		(2.0)	-	191.8

Interest income	12.7		-		-	-	12.7
Interest expense	(17.3)		-		-	-	(17.3)
Other income /(expenses), net	12.7		-		(9.4)	-	3.3
Total other income/(expenses), net	8.1		-		(9.4)	-	(1.3)

Income from continuing operations before income taxes, and equity in earnings of equity method investees	171.1		30.8		(11.4)	-	190.5
Income taxes	(44.1)		(10.7)		2.3	-	(52.5)
Equity in earnings of equity method investees, net of tax	1.6		-		-	-	1.6
Net income	128.6		20.1		(9.1)	-	139.6

Impact of convertible debt, net of tax	3.4		-		-	-	3.4
Numerator for diluted EPS	132.0		20.1		(9.1)	-	143.0

Weighted average number of shares (millions) – diluted	581.5		-		-		581.5
Diluted earnings per ADS	68.1	c	10.5	c	(4.8c )		73.8	c

(1)
Depreciation of $2.9 million has been reclassified from Selling, general and administrative to Research and development costs, and $10.2 million of promotional costs has been reclassified from Research and development to Selling, general and administrative costs for the three months to March 31, 2008.

The following items are included in Adjustments:

(a)	Amortization and asset impairments: Amortization of intangible assets relating to intellectual property rights acquired ($30.8 million) and tax effect of adjustment;
(b)
Divestments, Re-organizations and Discontinued Operations: Costs associated with the introduction of a new holding company ($5.6 million), gains on the disposal of non-core product rights ($7.6 million), gain on the disposal of a minority equity investment ($9.4 million) and tax effect of adjustments;

(c)	Depreciation: Depreciation of $16.2 million included in Cost of Product Sales, R&D costs and SG&A costs for US GAAP separately disclosed for the presentation of Non GAAP earnings.

22

Notes to Editors

SHIRE PLC

Shire’s strategic goal is to become the leading specialty biopharmaceutical company that focuses on meeting the needs of the specialist physician.  Shire focuses its business on attention deficit and hyperactivity disorder, human genetic therapies and gastrointestinal diseases as well as opportunities in other therapeutic areas to the extent they arise through acquisitions.  Shire’s in-licensing, merger and acquisition efforts are focused on products in specialist markets with strong intellectual property protection and global rights.  Shire believes that a carefully selected and balanced portfolio of products with strategically aligned and relatively small-scale sales forces will deliver strong results.

For further information on Shire, please visit the Company’s website: www.shire.com

THE “SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Statements included herein that are not historical facts are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialize, the Company’s results could be materially adversely affected. The risks and uncertainties include, but are not limited to, risks associated with: the inherent uncertainty of research, development, approval, reimbursement, manufacturing and commercialization of the Company’s Specialty Pharmaceutical and Human Genetic Therapies products, as well as the ability to secure and integrate new products for commercialization and/or development; government regulation of the Company’s products; the Company’s ability to manufacture its products in sufficient quantities to meet demand; the impact of competitive therapies on the Company’s products; the Company’s ability to register, maintain and enforce patents and other intellectual property rights relating to its products; the Company’s ability to obtain and maintain government and other third-party reimbursement for its products; and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

Non GAAP Measures

This press release contains financial measures not prepared in accordance with US GAAP. These measures are referred to as “Non GAAP” measures and include: Non GAAP operating income; Non GAAP net income; Non GAAP diluted earnings per ADS; effective tax rate on Non GAAP income from continuing operations before income taxes and equity method investees (“Effective tax rate on Non GAAP income”); Non GAAP Cost of product sales; Non GAAP Research and development; Non GAAP Selling, general and administrative; Non GAAP operating expenses; and Non GAAP other income. These Non GAAP measures exclude the effect of certain cash and non-cash items, both recurring and non-recurring, that Shire's management believes are not related to the core performance of Shire’s business.

These Non GAAP financial measures are used by Shire’s management to make operating decisions because they facilitate internal comparisons of the Company’s performance to historical results and to competitors’ results. These measures are also considered by Shire’s Remuneration Committee in assessing the performance and compensation of employees, including its executive directors.

The Non GAAP measures are presented in this press release as the Company's management believe that they will provide investors with a means of evaluating, and an understanding of how Shire’s management evaluates, the Company’s performance and results on a comparable basis that is not otherwise apparent on a US GAAP basis, since many one-time, infrequent or non-cash items that the Company’s management believe are not indicative of the core performance of the business may not be excluded when preparing financial measures under US GAAP.

These Non GAAP measures should not be considered in isolation from, as substitutes for, or superior to financial measures prepared in accordance with US GAAP.

The following items, including their tax effect, have been excluded from both 2008 and 2009 Non GAAP earnings, and from our 2009 guidance for Non GAAP diluted earnings per ADS:

Amortization and asset impairments:

•	Intangible asset amortization and impairment charges; and

•	Other than temporary impairment of investments.

23

Acquisitions and integration activities:

•	Upfront payments and milestones in respect of in-licensed and acquired products;

•	Costs associated with acquisitions, including transaction costs, and fair value adjustments on contingent consideration and acquired inventory;

•	Costs associated with the integration of companies; and

•	Incremental interest charges arising on the settlement of litigation with the former dissenting shareholders of TKT.

Divestments, re-organizations and discontinued operations

•	Gains and losses on the sale of non-core assets;

•	Costs associated with restructuring and re-organization activities;

•	Termination costs;

•	Costs associated with the introduction of the new holding company; and

•	Income / (losses) from discontinued operations.

Depreciation, which is included in Cost of product sales, Research and development costs and Selling, general and administrative costs in our US GAAP results, has been separately disclosed for the presentation of 2008 and 2009 Non GAAP earnings (see pages 21-22).

TRADEMARKS

All trademarks defined as ® and ™ used in this press release are trademarks of Shire plc or companies within the Shire group except for:

PENTASA® which is a trademark of Ferring Pharmaceuticals Ltd., RAZADYNE® which is a trademark of J&J, RAZADYNE® ER which is a trademark of J&J, REMINYL XL™ which is a trademark of J&J, excluding UK and Republic of Ireland 1, EQUASYM® XL and IR which are trademarks of UCB and ZEFFIX® and 3TC® which are trademarks of GSK .

1 REMINYL XL™ is a trademark of Shire in the UK and Republic of Ireland.

24